Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 1, 2014, Oak Pharmaceuticals, Inc. (“Oak”), a Delaware corporation and wholly owned subsidiary of Akorn, Inc. (“Akorn” or the “Company”), entered into a Product Acquisition Agreement (the “Purchase Agreement” or the “Acquisition”) with Sunovion Pharmaceuticals Inc., a Delaware corporation (“Sunovion”) for the acquisition of rights, title, interest, and inventory to one branded product, Xopenex® (Levalbuterol HCl) Inhalation Solution (the “Product”). The purchase consideration of $41.5 million, net was paid in cash at closing, net of certain liabilities for product return reserves, rebates, and chargeback reserves, assumed by Oak subject to a cap.  The acquired assets were deemed to constitute a business in a transaction accounted for under the purchase method of accounting for business combinations.

The unaudited pro forma condensed combined financial statements presented below are based on, and should be read in conjunction with, the historical information that Akorn has presented in filings with the SEC and the audited and unaudited abbreviated financial statements of the Product as provided in Exhibit 99.1 of the filed Form 8-K/A. The unaudited pro forma condensed combined balance sheet as of June 30, 2014 gives effect to the merger described in note (1) to the unaudited pro forma condensed combined financial statements as if it had occurred on June 30, 2014, and combines the historical balance sheets of Akorn and the Product as of June 30, 2014. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 is presented as if the merger had occurred on January 1, 2013, and combines the historical results of Akorn for the year ended December 31, 2013 and the historical results of the Product for the year ended March 31, 2014, while the unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2014 is presented as if the merger had occurred on January 1, 2013, and combines the historical results of Akorn and the Product for the six months ended June 30, 2014. The historical financial information is adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and with respect to the statements of operations, are expected to have a continuing impact on combined results.

The pro forma adjustments related to the merger are based on a preliminary fair valuation of assets acquired and liabilities assumed in connection with the acquisition whereby the cost to acquire the Product was allocated to the assets acquired and the liabilities assumed, based upon their estimated fair values. The preliminary fair valuation of assets acquired and liabilities assumed in connection with the acquisition is subject to finalization of Akorn’s management analysis of the fair value of the assets acquired and liabilities assumed of the Product as of the acquisition date. The final fair valuation of assets acquired and liabilities assumed in connection with the acquisition may result in additional adjustments to the recorded amounts of assets and liabilities that may be material and may also result in adjustments to depreciation and amortization that may be material. The final allocation is expected to be completed as soon as practicable, but no later than twelve (12) months after the acquisition date.

The historical financial information has been adjusted to reflect pro forma events that are directly attributable to the acquisition and can be reasonably estimated. The unaudited pro forma condensed combined statement of operations does not reflect the potential realization of cost savings and operating synergies relating to the integration of the two businesses, nor does it include any other item not expected to have a continuing impact on the combined results of the businesses. The preliminary estimate of the fair values of acquired assets and liabilities are based on preliminary estimates and are subject to change.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements and were prepared in accordance with the regulations of the Securities and Exchange Commission and should not be considered indicative of the financial position or results of operations that would have occurred if the acquisition had been consummated on the dates indicated, nor are they indicative of the expected future financial position or results of operations of the condensed combined company.

AKORN, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2014
(In Thousands)
(Unaudited)

	Akorn	Xopenex®	Pro Forma Adjustments (Note 3)		Pro Forma Combined
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$107,907	$-	$(42,246)	( a )	$65,661
Trade accounts receivable, net	139,973	-	(4,687)	( b )	135,286
Inventories, net	108,914	1,425	5,254	( c )	115,593
Deferred taxes, current	23,266	-	183	( a )	23,449
Prepaid expenses and other current assets	17,120	-	-		17,120
TOTAL CURRENT ASSETS:	397,180	1,425	(41,496)		357,109
PROPERTY, PLANT AND EQUIPMENT, NET	135,695	-	-		135,695
OTHER LONG TERM ASSETS:
Goodwill	196,016	-	827	( d )	196,843
Product licensing rights, net	429,621	-	38,720	( e )	468,341
Other intangible assets, net	34,803	-	-		34,803
Deferred financing costs	16,463	-	-		16,463
Long-term investments	10,965	-	-		10,965
Deferred taxes, non-current	2,451	-	-		2,451
Other	579	-	-		579
TOTAL OTHER LONG-TERM ASSETS	690,898	-	39,547		730,445
TOTAL ASSETS	$1,223,773	$1,425	$(1,949)		$1,223,249
LIABILITY AND SHAREHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Trade accounts payable	$37,794	$-	$-		$37,794
Contingent consideration, current	20,514	-	-		20,514
Accrued compensation	11,058	-	-		11,058
Accrued royalties	7,071	-	-		7,071
Income taxes payable	675	-	-		675
Chargeback and return accrual	-	4,687	(4,687)	( b )	-
Accrued expenses and other liabilities	22,165	-	-		22,165
Current maturities of long-term debt	4,500	-	-		4,500
TOTAL CURRENT LIABILITIES	103,777	4,687	(4,687)		103,777
LONG-TERM LIABILITIES:
Long-term debt, net of current portion	706,420	-	-		706,420
Long-term portion of deferred tax liabilities	117,277	-	-		117,277
Lease incentive obligations and other long-term liabilities	1,830	-	-		1,830
TOTAL LONG-TERM LIABILITIES	825,527	-	-		825,527
TOTAL LIABILITIES	929,304	4,687	(4,687)		929,304
SHAREHOLDERS’ EQUITY:
Common stock	271,584	-	-		271,584
Retained earnings (accumulated deficit)	33,700	-	(524)	( a )	33,176
Accumulated other comprehensive loss	(10,815)	-	-		(10,815)
TOTAL SHAREHOLDERS’ EQUITY	294,469	-	(524)		293,945
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,223,773	$4,687	$(5,211)		$1,223,249

AKORN, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(In Thousands, Except Per Share Data)
(Unaudited)

	Akorn	Xopenex® fiscal year ended 3/31/14	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Revenues	$317,711	$41,274	$-		$358,985
Cost of sales (exclusive of amortization of intangibles included below)	145,807	8,186	5,476	( f )	159,469
GROSS PROFIT	171,904	33,088	(5,476)		199,516
Selling, general and administrative expenses	53,508	573	-		54,081
Distribution expenses	-	222	(222)	( f )	-
Acquisition-related costs	2,912	-	-		2,912
Research and development expenses	19,858	2,378	-		22,236
Amortization of intangibles	7,422	-	3,872	( g )	11,294
TOTAL OPERATING EXPENSES	83,700	3,173	3,650		90,523
OPERATING INCOME	88,204	29,915	(9,126)		108,993
Amortization of deferred financing costs	(842)	-	-		(842)
Interest expense, net	(8,649)	-	-		(8,649)
Equity in earnings of uncombined joint venture	80	-	-		80
Bargain purchase gain	3,707	-	-		3,707
Other non-operating income (expense), net	395	-	-		395
INCOME (LOSS) BEFORE INCOME TAXES BEFORE NON-RECURRING CHARGES DIRECTLY ATTRIBUTABLE TO THE TRANSACTION	82,895	29,915	(9,126)		103,684
Income tax provision (benefit)	30,533	-	7,830	( h )	38,363
COMBINED INCOME (LOSS) BEFORE NON-RECURRING CHARGES DIRECTLY ATTRIBUTABLE TO THE TRANSACTION	$52,362	$29,915	$(16,956)		$65,321
COMBINED INCOME (LOSS) BEFORE NON-RECURRING CHARGES DIRECTLY ATTRIBUTABLE TO THE TRANSACTION PER SHARE:
BASIC					$0.68
DILUTED					$0.57
SHARES USED IN COMPUTING COMBINED INCOME (LOSS) BEFORE NON-RECURRING CHARGES DIRECTLY ATTRIBUTABLE TO THE TRANSACTION:
BASIC					96,181
DILUTED					113,898

AKORN, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2014
(In Thousands, Except Per Share Data)
(Unaudited)

	Akorn	Xopenex® 6 months ended 6/30/14 (1)	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Revenues	$241,371	$16,360	$-		$257,731
Cost of sales (exclusive of amortization of intangibles included below)	115,044	2,039	95	( f )	117,178
GROSS PROFIT	126,327	14,321	(95)		140,553
Selling, general and administrative expenses	38,562	386	-		38,948
Distribution expense	-	95	(95)	( f )	-
Acquisition-related costs	21,227	-	-		21,227
Research and development expenses	13,471	2,249	-		15,720
Amortization of intangibles	13,364	-	1,936	( g )	15,300
TOTAL OPERATING EXPENSES	86,624	2,730	1,841		91,195
OPERATING INCOME	39,703	11,591	(1,936)		49,358
Amortization of deferred financing costs	(8,590)	-	-		(8,590)
Interest expense, net	(10,078)	-	-		(10,078)
Gain from product divestiture	8,968	-	-		8,968
Other (expense) income, net	1	-	-		1
INCOME (LOSS) BEFORE NON-RECURRING CHARGES DIRECTLY ATTRIBUTABLE TO THE TRANSACTION FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	30,004	11,591	(1,936)		39,659
Income tax provision (benefit)	11,167	-	3,507	( h )	14,674
COMBINED INCOME (LOSS) BEFORE NON-RECURRING CHARGES DIRECTLY ATTRIBUTABLE TO THE TRANSACTION FROM CONTINUING OPERATIONS	18,837	11,591	(5,443)		24,985
COMBINED INCOME (LOSS) BEFORE NON-RECURRING CHARGES DIRECTLY ATTRIBUTABLE TO THE TRANSACTION PER SHARE:
BASIC					$0.25
DILUTED					$0.21
SHARES USED IN COMPUTING COMBINED INCOME (LOSS) BEFORE NON-RECURRING CHARGES DIRECTLY ATTRIBUTABLE TO THE TRANSACTION:
BASIC					99,926
DILUTED					117,576

(1) - Xopenex's financial information was derived by adding the three months ended June 30, 2014 to its year ended March 31, 2014, less the nine months ended December 31, 2013. The three months ended March 31, 2014 was also included in the pro forma income statement for the year ended December 31, 2013.

AKORN, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In Thousands, Except Per Share Data)
(Unaudited)

(1)	Description of Transaction

On October 1, 2014, the Company completed its acquisition of the rights, title, interest, and inventory to one branded product, Xopenex® (Levalbuterol HCl) Inhalation Solution (the “Product”). Under the purchase method of accounting, the assets acquired and liabilities assumed of the Product are recorded as of the acquisition date, at their respective fair values, and consolidated with those of the Company. The reported consolidated financial condition and results of operations of the Company after completion of the acquisition reflect these fair values. The Product’s results of operations are included in the Company’s condensed consolidated financial statements from the date of the acquisition.

Akorn paid a total purchase price of $41,539 comprised of the $45,000 product purchase price less net product returns and reserves assumed in the transaction as of the acquisition date of $3,461 to acquire the rights, title, interest, and inventory of the product in accordance with the Purchase Agreement.

AKORN, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In Thousands, Except Per Share Data)
(Unaudited)

(2)	Fair value of acquired assets and assumed liabilities

For purposes of this pro forma analysis, the consideration has been allocated using the Product’s historical balances as of June 30, 2014, based on an estimate of the preliminary fair valuation of acquired assets and assumed liabilities in connection with the acquisition.

Accounts receivable (i)	$(4,687)
Inventory	6,679
Intangible assets (ii)	38,720
Fair value of assets acquired	$40,712
Goodwill (iii)	827
Net fair value of assets acquired	$41,539

(i)	Refer to footnote (3)(b) for further discussion.
(ii)	The preliminary fair value of the acquired identifiable intangible asset consists wholly of a product right for the currently marketed product, and was derived using the multi-period excess-earnings method, a form of the income approach, as determined by a valuation from an independent third-party valuation firm. The weighted average amortization period for this asset, is approximately 10 years.
(iii)
The excess of purchase price over fair value amounts assigned to assets acquired and liabilities assumed represents the goodwill amount resulting from the merger and is subject to change, depending on the results of the final fair valuation of assets acquired and liabilities assumed in connection with the merger.

AKORN, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In Thousands, Except Per Share Data)
(Unaudited)

(3)	Description of Pro Forma Adjustments, as presented on the June 30, 2014 Balance Sheet

( a )
Cash and cash equivalents - to record the initial purchase price of $41,539 that was paid upon closing the Purchase Agreement and acquisition-related transaction costs of $707 (including advisory, legal and valuation fees) incurred after June 30, 2014. These amounts are expensed as incurred yet have a deferred tax impact based on their expected tax deductibility. As the acquisition-related costs will not have a continuing impact, these costs are not reflected in the unaudited pro forma statement of operations.

	( b )	Chargeback and returns accrual - to record the Product's chargeback and returns accruals within contra accounts receivable consistent with condensed combined operations.

( c )
Inventories - acquired inventory of the Product was increased by $5,254 to reflect its estimated fair value based on a preliminary valuation analysis net of fair value reserves of $100 to reflect the fair value of raw materials acquired and expected to be utilized in production prior to expiry. The fair value step-up of inventory will result in a decrease in gross margin as the inventory is sold following the Purchase Agreement.

( d )
Goodwill - to record the preliminary fair value of goodwill resulting from the pro forma fair valuation of acquired assets, net, as if the acquisition had occurred using pro forma balances. Goodwill resulting from the acquisition is not amortized, and will be assessed for impairment at least annually.

( e )
Product licensing rights and other intangibles - represents the preliminary fair valuation of identifiable product licensing rights resulting from the pro forma fair valuation as if the acquisition had occurred using pro forma balances. Product licensing rights and other intangibles are amortized over the useful life.

AKORN, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In Thousands, Except Per Share Data)
(Unaudited)

(3)	Description of Pro Forma Adjustments, as presented on the December 31, 2013 and June 30, 2014 Statements of Operations

( f )
Cost of sales - to record the estimated step-up of the Product's inventory from book value to preliminary fair value and to record distribution expenses within cost of sales of the Product consistent with condensed combined operations. The fair value step-up of inventory will result in a $5,254 increase in cost of sales as the inventory is sold following the merger.

( g )
Amortization expense - To record pro forma amortization expense of $1,936 and $3,872 for the 6 months ended June 30, 2014 and the year ended December 31, 2013, respectively, on the portion of the purchase price allocated to intangible assets. Pro forma amortization is calculated as follows:

			Estimated Amortization (iii)
	Preliminary Fair Value	Estimated Useful Life	For the 6 months ended June 30, 2014	For the 12 months ended December 31, 2013
Product licensing rights, net	38,720	10.0	$1,936	$3,872

(iii)	Amortization expense has been calculated using the straight-line method over the estimated useful life.

( h )
Income tax expense - we have estimated the income tax provision that would have been required by Akorn had the acquisition taken place on January 1, 2013, the acquisition date assumed in the attached unaudited condensed combined statements of income, based on the pro forma adjustments made and based on Akorn’s condensed and combined effective income tax rate of 37.0%.